                                                                     EXHIBIT 10A



                         [GEORGE MASON BANK LETTERHEAD]



August 14, 1996


Mr. Charles Kia
General Manager
J.T.S., Inc., Investment & Management
226 Maple Avenue, West
Vienna, Virginia 22180



Dear Mr. Kia:

Please find enclosed two (2) copies of the Lease Addendum for our branch bank location at 226 Maple Avenue, West, Vienna, Virginia.

Upon execution, please return one copy of the Addendum to me.

Thank you for assisting us in this matter.

Sincerely yours,


/s/ GLENN E. KINARD
--------------------
Glenn E. Kinard
Executive Vice President



Enclosure:

                                ADDENDUM TO LEASE



This addendum made this 14th day of August, 1996 by and between Japan Travelers Service, Inc. ("Landlord") and The George Mason Bank ("Tenant").

WHEREAS Japan Travelers Service, Inc. did enter into a certain Lease with The George Mason Bank dated October 22, 1991 attached hereto as Exhibit "A" and made a part hereof.

WHEREAS both parties agree to amend said Lease under the following terms and conditions effective November 1, 1996.

PARAGRAPH 2 "Term and Possession" shall be amend to read; the term of this Lease shall be for five (5) year(s), commencing of the first day of November, 1996, and continuing through the last day of October, 2001. All other terms and conditions of Paragraph 2 shall remain the same.

PARAGRAPH 3 "Rent" (a) Base Rent shall be amend to read; Tenant shall pay to Landlord during the term hereunder, as base annual rental ("Base Rent") for the Premises, without setoff, deduction or demand whatsoever, an amount equal to the sum of all Monthly Installments (as hereinafter defined) stated to be due under this Paragraph 3 (a). Base Rent is agreed to be as follows:

11/1/96 - 10/31/97       $48,034.95 per annum, payable in monthly installments
                         of $4,002.91

11/1/97 - 10/31/98       $49,478.80 per annum, payable in monthly installments
                         of $4,123.23

11/1/98 - 10/31/99       $50,965.75 per annum, payable in monthly installments
                         of $4,247.15

11/1/99 - 10/31/00       $52,495.80 per annum, payable in monthly installments
                         of $4,374.65

11/1/00 - 10/31/01       $54,090.50 per annum, payable in monthly installments
                         of $4,507.54

All other terms and conditions of Paragraph 3 shall remain the same.

All other terms and conditions of said Lease (Exhibit "A") are to remain the same and be considered in full force and effect.



Agreed and Accepted By:                      Agreed and Accepted By:


/s/ HIDEO KOGA                               /s/ GLENN E. KINARD
------------------------------               ------------------------------
Hideo Koga, President                        (Print) Glenn E. Kinard
Japan Travelers Service, Inc.                        ----------------------
                                             The George Mason Bank


August 21, 1996                              August 14, 1996
----------------                             -----------------
Date                                         Date

                                 LEASE AGREEMENT



         THIS LEASE AGREEMENT (the "Lease") , made this 22nd day of October, 1991, by and between JAPAN TRAVELERS SERVICES, INC., a District of Columbia corporation, hereinafter referred to as "Landlord", and The George Mason Bank, hereinafter referred to as "Tenant."

         WITNESSETH, that for and in consideration of the rent hereafter reserved, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Leased Premises

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental and upon the conditions set forth herein, the premises (hereinafter referred to as the Premises or Demised Premises) containing approximately 2155 square feet known as Suite -- 226 Maple Avenue, West, Vienna, Virginia 22180.

         2. Term and Possession

         The term of this Lease shall be for five (5) year(s), commencing on the first day of November, 1991, and continuing through the last day of October, 1996, unless terminated sooner pursuant to any provision hereof. Each twelve
(12) month period commencing and concluding on the dates aforesaid is hereinafter referred to as a "Lease Year".

         3. Rent

         (a) Base Rent. Tenant shall pay to Landlord during the term hereunder, as base annual rental ("Base Rent") for the Premises, without setoff, deduction or demand whatsoever, an amount equal to the sum of all Monthly Installments (as hereinafter defined) stated to be due under this Paragraph 3 (a). Base Rent is agreed to be as follows: Thirty-Nine Thousand Eight Hundred Sixty-Seven Dollars and Fifty Cents ($39,867.50) per year, payable in monthly installments of Three Thousand Three Hundred Twenty-Two Dollars and Twenty-Nine cents ($3,322.29). Base rent shall be increased for, and as of the commencement of, the second Lease Year, and for all succeeding Lease Years, by an amount equal to four (4) percent. The resulting new basic annual rental shall be payable in Twelve (12) equal monthly installments on the first day of each month of the applicable year.

         (b) The annual Base Rent shall be divided into twelve (12) equal monthly installments ("Monthly Installments") for each Lease Year and such Monthly Installments shall be due and payable in advance, on the first day of each month during each Lease Year to Japan Travelers Services, Inc., 226 Maple Avenue, West, Suite 403, Vienna, Virginia 22180, or such other place as Landlord may from time to time designate to Tenant in writing. Rent checks shall be made payable to Japan Travelers Services, Inc.

Should the term of this Lease commence on a day other than the first day of a calendar month, the parties agree that rental for the first and last month of the term shall be pro-rated and rent for the remaining months shall be due and payable on the first of the month as provided above.

         (c) Late Charge. Tenant hereby acknowledges and agrees that if any Monthly Installment is not received by Landlord within seven (7) days of the date when due, Landlord will suffer damages and additional expense and Tenant therefore agrees that a late charge equal to seven and one-half percent (7.50%) of the Monthly Installment due (including any additional rent as hereinafter provided) may be assessed by Landlord. Such late charges shall be deemed to be "additional rent" and not a penalty or forfeiture. Furthermore, in the event that Tenant's payments are received late and/or returned dishonored by Tenant's bank more than two (2) times during any consecutive twelve (12) month period, Landlord shall thereafter have the right to require that rental payments be made by certified or cashier's check.

         (d) Security Deposit. Landlord acknowledges that Tenant has deposited with Landlord the sum of Six Thousand Six Hundred-Forty-Four Dollars and 58/100th ($6,644.58), as a deposit to insure Tenant's prompt and continued compliance with the provisions of this Lease. Such deposit shall be forfeited upon default (as defined in Paragraph 24) by Tenant in any of the terms, provisions or conditions of this Lease and/or applied to remedy any damage to the Premises caused by Tenant upon the Tenant's vacating of the Premises. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of or successor to Landlord's interest in the leased Premises and thereupon Landlord shall be discharged from any further liability with respect to such deposit. All funds not forfeited as aforesaid shall be returned to Tenant within sixty (60) days of the expiration or sooner termination of this Lease. In the event that during the Lease term the Landlord applies the deposit in whole or in part against a default by Tenant or to repair damage caused by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient additional funds with Landlord to maintain the deposit in the initial amount. Failure of Tenant to deposit such additional funds shall entitle the Landlord to pursue the remedies provided in this Lease in the event of default by the Tenant.

         (e) Additional Rent; CAM Rent.

         (i) In addition to payment of Base Rent as aforesaid, Tenant shall be responsible for the monthly estimated payment to Landlord of Thirteen and 26/100th percent (13.26%) of Fairfax County and Town of Vienna real estate taxes, including improvements, (Tax parcel 038-4-02-0029A of the Fairfax County Real Property Identification Map). Each month Tenant shall pay to Landlord as additional rent, Tenant's pro-rata share of such real estate taxes, which shall not be deductible from the Base Rent. Landlord shall furnish Tenant with a statement of actual tax charges including copies of all tax bills for such period.

If the total amount paid by Tenant under this section for any calendar or tax year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after the furnishing of each such statement. If the total amount paid by Tenant hereunder for any such calendar or tax year shall exceed the actual amount due from Tenant for such calendar or tax year, such excess shall be credited against the next installment of tax rent due from Tenant to Landlord, except that for the last year of the term, the excess shall be applied against any sums due from Tenant to Landlord, and the remainder, if any, refunded to Tenant.

         (ii) In addition to the Base Rent and all other amounts payable by Tenant hereunder, Tenant agrees to pay its pro-rata share of the costs and expenses of operating and maintaining the land, common areas, and building in which the Premises is a part ("CAM Rent").

         Costs and expenses shall be deemed to include, without limitation, the following:

         Lighting of the parking area; snow and ice removal; rubbish control; maintenance of landscaping; the cost of air conditioning, electricity, steam heating, mechanical ventilating and all other utilities not billed independently to the Premises, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; the cost of repairs to the land, common areas and building, including the foundations, walls, driveways and sidewalks, parking areas and grounds (except those repairs that are the responsibility of Tenant) and general maintenance cleaning; the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance for the property; wages, salaries, and other labor costs, including taxes, insurance, retirement, medical, and other employee benefits; fees, charges, and other costs of all independent contractors engaged by Landlord, or reasonably charged by Landlord if Landlord performs management services in connection with the Property, including management, consulting legal, and accounting fees; any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing the property; and the cost of any capital improvements made to the property after the completion of its construction as labor-saving devices or to effect other economies in the operation or maintenance of the property, or made to the property after the date of this Lease that are required under any governmental law or regulation that was not applicable to the property at the time that permits for the construction thereof were obtained, this cost to be amortized over any reasonable period that Landlord shall determine together with interest on the amortized balance at the rate of ten percent (10%) annually or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

Tenant's share of costs and expenses shall be computed by multiplying the total costs and expenses by a factor, the numerator of which is the square footage leased to Tenant and the denominator of which is the total rentable square footage of the office building; which equals Thirteen and 26/100th percent (13.26%).

         Tenant's CAM Rent for each calendar year and partial calendar year shall be paid in monthly installments on the first (1st) day of each month, in advance, in an amount estimated by Landlord. Subsequent to each calendar year or partial calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's CAM Rent for such period. If the total amount paid by Tenant under this section for any calendar year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within thirty (30) days after the furnishing of each such statement. If the total amount paid by Tenant hereunder for any such calendar year shall exceed the actual amount due from Tenant for such calendar year, such excess shall be credited against the next installments of CAM Rent due from Tenant to Landlord, except that for the last year of the term, the excess shall be applied against any sums due from Tenant to Landlord, and the remainder, if any, refunded to Tenant within thirty (30) days of termination of lease or within thirty (30) days after Landlord has obtained all information necessary to calculate the actual amount due from Tenant, whichever occurs first.

         Landlord warrants those items charged to CAM Rent will include no capital expenditures.

         4. Use.

         The Premises shall be used and occupied by the Tenant only for the following purpose: Bank only.

         5. Condition of Improvements; Additional Construction.

         Tenant accepts the Premises in "as is" condition. In the event that Tenant should wish to perform any additional construction, renovation or redesign of the Premises or any portion thereof, Tenant shall, at its sole cost and expense, apply for and obtain all necessary building permits, licenses and similar municipal authorizations required for such additional construction renovation or redesign and, upon obtaining all such permits, licenses and authorizations and any other approvals required by this Section , shall perform the construction in a manner which will comply with all applicable laws, ordinances, code regulations, and all applicable provisions of this Lease. Any proposed alteration to the Premises must be approved in writing by the Landlord prior to commencement of any such construction, renovation or redesign, which approval shall not be unreasonably withheld. All such requests for Landlord's approval must be accompanied by a set of plans and specifications which meet Fairfax County construction codes and ordinances.

         6. Utilities.

         Landlord shall pay all utility costs for electricity, gas, water and sewer service incurred in connection with the Premises, except in the event that Tenant's use thereof requires extraordinary amounts of electricity, gas, water, or sewer services, in which event Tenant agrees to pay a reasonable amount, to be determined mutually by the parties, for its excess usage and to pay said amount to Landlord upon demand.

         7. Parking Areas.

         Tenant shall have use, in common with others (but subject to a reasonable reservation of parking spaces in the front of the building for short-term use by bank patrons and to any other reasonable rules and regulations issued from time to time by Landlord), of all automobile parking areas, driveways, entrances, and exits thereto, and other such facilities furnished by Landlord in or near the Premises.

         8. Maintenance and Repair.

         (a) By Landlord. The Landlord shall keep and repair the roof and exterior of the office building and shall be responsible for exterior office building repairs and maintenance, including the foundation, walls, driveways and sidewalks, parking area and grounds for repair and replacements made necessary by structural failures and defects, unless such repair and/or replacements are required because of Tenant's negligence, in which event such repairs and/or replacements shall be promptly performed by Tenant at Tenant's expense.

         (b) By Tenant. Tenant shall at all times keep the Premises, (including maintenance of exterior entrances, all glass and show window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof, (including lighting, heating and plumbing fixtures, and any air conditioning or air handling system that serves only the Premises), in good working order, condition and repair (including reasonable periodic maintenance and interior painting).

         9. Alterations.

         (a) Installations. Tenant shall not make any material alterations, additions, modifications or improvements to the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld. If Tenant desires to make any such alterations, plans for the same shall first be submitted to and approved by Landlord, which approval shall not be unreasonably withheld. All such work shall be done by Tenant, at its own expense, and Tenant agrees that all such work shall be done in a good and workmanlike manner and in compliance with applicable codes and ordinances, that the structural integrity of the building shall not be impaired, that no liens shall attach to the Premises as a result thereof, and that Tenant will secure all necessary permits pertaining to such installation or alteration.

         (b) Ownership and Removal. The alterations, additions, modifications and improvements referred to in Paragraph 9(a) and consented to in writing by Landlord, shall become part of the real property as soon as they are affixed thereto; however, Landlord may, at Landlord's option require that Tenant remove all or any part of said alterations prior to the expiration of the Lease Term. If Landlord so requires, Tenant agrees, at its own expense, to remove same and to restore the Premises to its original condition, reasonable wear and tear excepted.

         10. Hazardous Storage.

         Tenant agrees that it will not store gasoline or other explosives, environmental hazards, flammable or toxic material in the Premises or do anything which may cause Landlord's insurance company to void the policy covering the Premises or to increase the premium thereon, and that Tenant will immediately conform to all rules and regulations regarding storage of hazardous materials from time to time made or established by the Landlord or Landlord's insurance company or insurance rating bureau.

         11. Covenant of Quiet Enjoyment.

         Landlord covenants that so long as Tenant makes the rental payments due hereunder and observes and performs its other covenants and conditions, Tenant shall have quiet possession of the Premises for the entire term hereof, including any renewal terms. Landlord warrants and represents that the individuals executing this Lease on behalf of Landlord are fully authorized and legally capable of executing this Lease on Landlord's behalf and that such execution is binding upon all parties holding an ownership interest in the Premises.

         12. Insurance.

         (a) Fire insurance. Tenant agrees, in addition to the provisions of Paragraph 10, that it will not do anything that will cause Landlord's insurance against loss by fire or other hazards, as well as public liability insurance, to be canceled or that will prevent Landlord from procuring same in acceptable companies and at standard rates. Tenant agrees to carry, at its own expense, at all times during the term hereof, insurance covering the Premises, including any alterations, improvements, fixtures or personal property of Tenant, in an amount not less than one hundred percent (100%) of full replacement cost, providing protection against fire, lightning, extended coverage, vandalism and "all risk" peril, including water damage.

         (b) Liability Insurance and Indemnification of Landlord. It is understood and agreed that all personal property in the Premises is and shall remain at the Tenant's sole risk and Landlord shall not be liable to Tenant for any injury, loss or damages to the Tenant or to any other person or property occurring upon the Premises or the approaches thereto or the parking facilities in or adjacent thereto from any cause other than the gross negligence of Landlord. Except as set forth in the preceding sentence, Tenant agrees to indemnify and save the Landlord harmless against and from any and all liability damages, expenses, including reasonable attorney's fees, claims and demands of every kind, that may be brought against it, for or on account of any damage, loss or injury to persons or property in the Premises during the term of this Lease, or during any occupancy by Tenant prior to the commencement of this Lease. Tenant further agrees to carry, at its own expense, at all times during the term hereof, public liability insurance covering against claims for bodily injury and property damage occurring upon, in or about the Premises, in a form and with a company reasonably satisfactory to Landlord, with limits of at least $1,500,000.00 for injury, including death, per occurrence, and $500,000.00 for property damage, per occurrence.

         (c) Any insurance policy required herein shall name the Tenant and the Landlord as parties insured, shall contain a provision that the same may not be canceled or materially modified without giving the Landlord at least thirty (30) days prior written notice, and shall contain the insurance company's waiver of any right to subrogation against the Landlord and the Landlord's mortgagee. In addition, such policies or certificates evidencing such policies shall be delivered to Landlord at least ten (10) days prior to the commencement of the Lease term.

         13. Permits - Compliance with Laws.

         (a) Tenant shall at Tenant's own expense, obtain from the appropriate governmental authorities, and keep in effect, any and all permits, licenses and the like required to permit Tenant to occupy the Premises for the purposes herein stated.

         (b) Tenant shall thereafter, at its expense, promptly comply with all statutes, laws, ordinances, orders, rules, regulations and requirements of the Federal, State and local governments and of the Board of Fire Underwriters applicable to Tenant's use of the Premises.

         14. Assignment and Subletting.

         Tenant shall not transfer, assign, mortgage or encumber this Lease, by operation of law or otherwise, or sublet or permit the leased Premises, or any part thereof, to be used by others without the prior written consent of the Landlord in each instance, such consent not to be unreasonably withheld. This prohibition includes assignment or subletting which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's proprietary structure, or an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency or similar proceeding and any encumbering of this Lease in violation of the foregoing sentence, shall be void and confer no rights upon any third person. Any assignment or subletting consented to by Landlord shall not relieve Tenant of any of its primary responsibilities for all obligations under this Lease, and such consent by Landlord shall not be effective unless and until (i) Landlord gives written consent thereof to Tenant, (ii) such transferee, assignee, or sublessee shall deliver to Landlord a written agreement in form and substance satisfactory to Landlord pursuant to which such transferee, assignee, or sublessee assumes all of the obligations and liabilities of the Tenant hereunder, and (iii) such transferee, assignee or sublessee shall deliver to Landlord a certified true copy of the assignment or sublease.

         15. Subordination.

         Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, deeds of trust, leasehold mortgages or other security interest now or hereafter constituting a lien upon or affecting the property of which the Premises is a part. Tenant shall, at any time hereafter, promptly upon request, execute any instruments in recordable form that may be required by any mortgage, mortgagee, deed of trust, trustee, or underlying owner or Landlord hereunder to subordinate Tenant's interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder. In the event Tenant fails to execute any instrument as aforesaid, within five (5) days of a request therefor, Tenant hereby appoints Landlord, or Landlord's successors in interest, as Tenant's attorney-in-fact, with full authority and power to execute any such instrument on behalf of Tenant, hereby fully binding Tenant in accordance with the terms thereof.

         16. Attornment and Non-Disturbance.

         Tenant agrees that upon any termination of Landlord's interest in the Leased Premises, Tenant will, upon request, attorn to the person or entity then holding title to, or succeeding to Landlord's interest in, the leased Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all the other terms, covenants, conditions and obligations contained in this Lease, provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that so long as Tenant performs all of the terms, covenants and conditions of this Lease, Tenant's possession under the provisions of this Lease shall not be disturbed by any such successor.

         17. Property Loss or Damage.

         Tenant hereby expressly agrees that Landlord shall not be responsible or liable in any manner for any damage or injury to the property of Tenant or any employee, agent, customer or person or to Tenant's business, directly or indirectly, unless caused by gross negligence or willful misconduct of Landlord.

         18. Tenant's Failure to Perform.

         (a) Emergency Repairs. If, in the event of an emergency, it becomes necessary to make any repairs or replacements otherwise required to be made by Tenant, then Landlord may enter the Premises and proceed to have such repairs or replacements made and pay the costs thereof for Tenant's account. Tenant shall pay to Landlord, within thirty (30) days of demand therefor, all costs of such repairs or replacements.

         (b) Non Emergency Repairs.       ,           a non-emergency situation,
Tenant fails, after ten (10) days written notice from Landlord, to commence and continuously make required repairs, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including entering the Premises at all reasonable hours to make repairs and do any act or make any payment which Tenant has failed to do), and if Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of demand therefor by Landlord.

         19. Landlord's Right to Enter and Show Premises.

         (a) Landlord's Right to Inspect and Repair. Tenant agrees to permit Landlord or its agents to enter the Premises at any reasonable time for the purpose of determining the condition of the Premises and making repairs thereto, as provided above in Paragraph 18.

         (b) Landlord's Right to Show Premises. Tenant agrees that Landlord may, within the last six (6) months of the Lease term, display a "For Lease" and/or "For Sale" sign on the Premises and show the Premises to potential tenants and/or purchasers at any reasonable time.

         20. Surrender at End of Term.

         Except as otherwise provided in Paragraph 9(b), Tenant shall vacate the Premises at the expiration or other termination of this Lease and shall remove all goods and effects not belonging to Landlord and shall surrender possession of the Premises and all fixtures and systems thereof free to trash and debris and in good repair, reasonable wear and tear and damage by fire or other unavoidable casualty excepted. If Tenant shall fail to perform any of the foregoing obligations, in addition to applying the security deposit thereto, Landlord is hereby expressly authorized, to sell such articles left on the Premises as Landlord in its sole discretion deems saleable, and may dispose of others in any manner which it chooses. The Proceeds of any such sale be applied toward the expenses thus incurred and any outstanding sums due Landlord from Tenant. If no sums remain due to Landlord, Tenant will receive net proceeds, if any, from Landlord.

         21. Holding Over.

         If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall, with the written consent of the Landlord, become a month-to-month Tenant upon all the terms and conditions contained in the Lease, at the then current market rent for the Premises, to be determined conclusively by the Landlord, but in no event shall the base monthly rental during this holdover period be less than the monthly rental just prior to termination of this Lease. If consented to, such tenancy may thereafter be terminated by Landlord upon thirty (30) days notice to the Tenant. Tenant further agrees that it shall be liable for any damages suffered by Landlord by reason of

Tenant's failure to immediately surrender the premises, including court costs and reasonable attorney's fees, if Landlord does not give permission to the Tenant to become a month-to-month Tenant or acts to terminate the month-to-month tenancy once commenced.

         22. Destruction - Fire or Other Casualty.

         In case of partial damage to the Premises by fire or other casualty, insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage are subject to and, in fact, are under the control and use of Landlord, shall thereupon, within ninety (90) days from date of fire or casualty, commence repairs of such damage to all property owned by Landlord, to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and Base Rent shall be abated in proportion to the amount of floor area of the premises rendered untenantable. Notwithstanding the foregoing, if such partial damage is due to the fault or neglect of Tenant or any of its servants, employees, agents, licensees, invitees or visitors, the damage shall be promptly repaired by Tenant at Tenant's sole expense. In the event the damage to the Premises and/or the office building of which the Premises is a part shall be so extensive as to render restoration unfeasible or uneconomical, in Landlord's sole opinion, or if Landlord is required to apply all or any portion of the proceeds of insurance to indebtedness due to any mortgagee or secured party, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as to date of such termination. Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder.

         23. Eminent Domain.

         If the Premises shall be taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Premises and/or the office building of which the Premises is a part shall be so taken, leased or condemned, and as result of such partial taking, Tenant is reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall not terminate, but, effective as of the date of such taking, leasing or condemnation, the Base Rent hereunder shall be abated in an amount proportionate to the floor area of the Premises so taken, leased or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation, as described in this paragraph, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord for and shall not be entitled to any portion of any amount that may be awarded to Landlord as damages or paid as a result of or in settlement of such taking, lease or condemnation.

         24. Defaults - Remedies.

         The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant.

                  (a) The vacating or abandonment of the Premises by Tenant.

                  (b) The failure by Tenant to make any payment of Base Rent, additional rent or any other payment required to be made by Tenant hereunder, as and when due.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be kept, observed or performed by Tenant (other than a monetary default as described in Paragraph 24(b) hereinabove) where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of the Tenant's default is such that more than five (5) days are reasonably required for its cure, than Tenant, so long as it promptly commences such cure within said five (5) day period and thereafter diligently proceeds to cure such default, shall have a period, not to exceed thirty (30) days, to complete the cure.

                  (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of petition to have Tenant adjudged a bankrupt or the filing of a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days), the appointment of a Trustee or a receiver to take possession of substantially all of the Tenant's assets located in the Premises or the Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days or the attachment execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         In the event of any such default or breach by Tenant, Landlord may, with or without notice or demand, without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach, proceed in the following manner:

         (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant's possession shall be terminated and Tenant shall immediately surrender possession of the Premises to the Landlord. In such event, Landlord shall be entitled to recover from Tenant, all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the costs of recovering possession of the Premises; expenses of re-letting, including necessary renovation or alteration of the Premises; court costs and reasonable attorney's fees; any real estate commission actually paid for the purposes of re-letting the premises for the unexpired term of this Lease; and such other out-of-pocket expenses as the Landlord might incur. Unpaid installments of rent or other sums shall bear interest from date due at the rate of ten percent (10%) per annum.

         (ii) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover all rents as they becomes due hereunder.

         (iii) Pursue any other remedy now or hereafter available to Landlord under the laws of the state in which the Premises is located.

         25. Several Liability.

         If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual corporation, entity, joint venture or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein and all other duties and obligations hereunder.

         26. Acceptance of Premises.

         Tenant's occupancy of the Premises shall constitute acceptance thereof as complying with all requirements of Tenant and Landlord with respect to the condition, order and repair thereof.

         27. Estoppel Certificates.

         Tenant agrees at any time and from time to time, upon not less than five (5) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or in there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and any other information which Landlord may reasonably request, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

         28. Notices.

         All notices, demands and requests required under this Lease shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at:

         Japan Travelers Services, Inc.
         226 Maple Avenue, West
         Suite 403
         Vienna, Virginia 22810
         Attention: Charles Kia

and to the Tenant at the main office. Either party may designate a change of address by written notice to the other party.

         Notices, demands, and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States registered or certified mail as aforesaid in any post office or branch post office regularly maintained by the United States Government.

         29. Separability.

         If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         30. Signs.

         Tenant shall have the right to install a sign on the exterior door of the demised Premises, provided the Landlord shall have the right to approve the size, design, color, location and type of sign, thirty (30) days prior to the installation, which approval shall not be unreasonably withheld. Tenant may remove the sign at the expiration and termination of this Lease, it being expressly understood that any damage to the Premises as a result of the removal, will be repaired at the sole cost of the Tenant.

         31. Captions.

         All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

         32. Successors and Assigns.

         The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, to the extent permitted by the terms of this Lease, their assigns.

         33. Governing Law.

         This Lease shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Virginia.

         34. Notice Agreement.

         This Lease contains all agreements of the parties with respect to the Premises. There are no agreements or understandings, oral or written, express or implied, which have not been incorporated in writing herein. This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

         35. Cumulative-Remedy.

         No remedy or election parties hereunder by Landlord shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         36. Restrictions on Use.

         The Premises shall be used by the Tenant solely for the purpose of conducting therein the business as stated in Paragraph 4. Tenant will occupy the Premises promptly upon commencement of the terms and will immediately being the continuous operation of the specified business in the Leased Premises. It is further understood that the Landlord has the sole and absolute discretion as to approval of any proposed change of the use specified in Paragraph 4.

         37. No Partnership.

         Nothing contained in this Lease shall be construed to create a partnership, joint venture, agency or any other relationship between the parties except that of Landlord and Tenant.

         38. Miscellaneous.

         (a) As used in this Lease, and where the context requires (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and
(2) the singular shall be deemed to include the plural and vice-versa.

         (b) Tenant hereby waives trial by jury in any action or proceeding brought by Landlord or in any counterclaim brought by Tenant in connection with any matters whatsoever arising out of or in any way connected with this Lease or in connection with Tenant's use or occupancy of the Premises, or in connection with any claim of injury or damage.

         (c) Tenant waives all right to notice to quit and vacate Premises prior to institution of action to recover Premises based upon non-payment of Base Rent or additional rent.

         (d) Except for Base Rent, all monies due from Tenant to Landlord under any of the provisions of this Lease shall be considered as additional rent.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

         WITNESS our hands and seals this 22nd day of October 1991.

WITNESS/ATTEST                               LANDLORD:

                                             JAPAN TRAVELERS SERVICES, INC.

      [SIG]                              By:                  [SIG]      (SEAL)
------------------------------              -----------------------------------

WITNESS/ATTEST:                              TENANT: THE GEORGE MASON BANK

/s/ JOHN W. PARKER, JR.                  By: MARSHALL H. GROOM, CHAIRMAN (SEAL)
------------------------------              -----------------------------------

                                ADDENDUM TO LEASE

This addendum shall become a part of the Lease to which it is attached and shall provide an Option to Renew the Lease.

IT IS FURTHER UNDERSTOOD AND AGREED THAT, provided Tenant is not in default under any of the terms of this Lease, Tenant will have the option to renew this Lease for three (3) additional five (5) year terms. In order to exercise such option, Tenant shall be required to give to the Landlord not less than One Hundred twenty (120) days written notice prior to the expiration of the preceding Lease term of its intention to exercise the option.

Upon the commencement date of this option term, the Basic Annual Rental shall escalate to an amount equal to the fair market rental value for similarly situated property as of the date of the exercise of the option.

The Landlord shall determine the fair market value for the new rental amount of the Premises. If the Tenant fails to agree with the Landlord on the new rental amount, then the Landlord and Tenant will each choose a qualified appraiser. The two appraisers so chosen shall work together to determine the fair market rental value of the Premises. In the event that the two appraisers are unable to agree as to the fair market rental value of the Premises, the two appraisers shall appoint a third appraiser. The three appraisers shall then determine by majority vote the fair market rental value of the Premises, which determination is to be binding upon the parties. The cost of the appraiser chosen by the Landlord shall be paid by the Landlord, the cost of the appraiser chosen by the Tenant shall be paid by the Tenant, and the cost of the third appraiser shall be borne by the Landlord and the Tenant equally. All necessary appraisals shall be completed and the fair market rental value shall be set at least one (1) month prior to the commencement of the renewal term for the option. All appraisers and appraisals shall conform to the requirements below. In no event shall the fair market rental value be set at an amount less than the Basic Annual Rental payable for the year preceding the exercise of the option.

Any appraisal required as set forth above shall be made by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers, MAI, and who has no affiliation or business relationship with Tenant or Landlord.

The Basic Annual Rental as may be re-established as set forth above shall be subject to the rental adjustments and Tenant reimbursements and payments as set forth in this Lease.

In arriving at the fair market rental value of the Premises the appraiser shall appraise the Premises based on its use as retail/service. The intent of the escalation clause involving appraisal of the Premises is to keep the fair market rental of the

Premises consistent with the current fair market rental values of comparable properties. The economic effect of this Lease shall be disregarded in such appraisals and such appraisal shall be made as if the Premises were unencumbered by this Lease, but to be devoted to use as retail.

WITNESS the following signatures and seals:

                                             LANDLORD:

Date: 10-24-91                               By:        [SIG]
      ------------------------                   -------------------------------

                                             TENANT: THE GEORGE MASON BANK

Date: October 22, 1991                       By: MARSHALL H. GROOM, CHAIRMAN
      ------------------------                   -------------------------------

Date:                                        By:
      ------------------------                   -------------------------------